Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol:  VGZ

Toronto and NYSE MKT Stock Exchanges

NEWS

Vista Gold Corp. Announces Mt. Todd Development Strategy and Technical Report Schedule and Announces Upcoming Analyst Days

Denver, Colorado, October 22, 2012 – Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”) today announced that it has completed a comprehensive analysis focused on optimizing the development plans for the Mt. Todd gold project in Northern Territory, Australia.  After a thorough review, the Company has selected a two-phased strategy to achieve its development goals and economic objectives.

Stage 1 contemplates the construction of a 30,000 tonne per day (“tpd”) project using a higher cut-off grade (0.5 g Au/tonne vs. 0.4 g Au/tonne used in all prior Vista analysis), with lower grade material to be stockpiled.

Stage 2 would involve an expansion to 45,000 tpd after payback of initial capital and contemplates a reduction in the cut-off grade to 0.4 g Au/tonne and the processing of stockpiled material from Stage 1.

This two-phased strategy enables the Company to minimize initial capital costs and further increase the average grade of material to the mill in the early years of the project to achieve the shortest possible payback period.  It also provides the opportunity to achieve a 50% increase in project scale with modest additional capital expenditures to allow the Company to take advantage of Mt. Todd’s large and growing resource base.

Additionally, the Company announced that it intends to complete a preliminary feasibility study (“PFS”) in the first quarter of 2013 that evaluates this development strategy.  The Company expects to complete a feasibility study (“FS”) for the project in the second quarter of next year.

Vista’s President and CEO, Fred Earnest, explained, “After a detailed review of development options, we have selected a strategy that optimizes cash flow during the initial capital payback period and also takes advantage of economies of scale and Mt. Todd’s large resource.  This review process and our continued resource development drilling success confirms our belief that Mt. Todd is a world-class deposit and capable of sustaining long-term, large-scale production.  Our decision to first complete a PFS allows us to better communicate with the market and to more efficiently manage the environmental permitting process by making reportable information available at an earlier date.”

The original Mt. Todd PFS announced in January 2011 contemplated a 30,000 tpd project.  As previously announced, the continued success from the Company’s ongoing resource conversion drilling program led the Company to consider increasing the size of the process facilities ranging from 40,000 – 50,000 tpd to balance the significant increase in resources with an economically attractive project.  Analysis of the recently completed resource model (results announced on September 4, 2012) has led the Company to conclude that a 0.5 g Au/t cut-off grade combined with a smaller, scalable plant have the potential to result in significantly better project economics.

The Company indicated that the same consultants engaged in the evaluation of development options are already working on the PFS and will immediately thereafter work on completing the FS.

The Company also announced that it will hold analyst days this week in Toronto, Ontario (October 23) and New York City (October 24).  Parties interested in attending should contact a Company representative.  Both events will be webcast.  Links to the presentation and webcasts are on the Company’s website at www.vistagold.com.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista is advancing exploration on its Guadalupe de los Reyes gold/silver project in Mexico and has granted Invecture Group, S.A. de C.V. a right to earn a 62.5% interest in the Concordia gold project in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release and the technical reports referenced in this press release use the terms “measured & indicated resources” and “inferred resources.”  We advise U.S. investors that while these terms are Canadian mining terms as defined in NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”), such definitions are not defined in U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, estimates of mineral resources, the timing, completion, goals and results of the evaluation of the two-phased development strategy, ability to keep initial capital expenditures at a minimum while taking advantage of the estimated mineral resources at Mt. Todd, the amount of expenditures required to increase the plant capacity, timing and completion of the PFS, FS and updated mineral resource estimate on the Mt. Todd gold project, timing and schedule of consultants’ work and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking information and the forward-looking information contained in this press release include the following: results of feasibility studies, mineral resource and reserve estimates, exploration and assay results, terms and conditions of our agreements with contractors and our approved business plan.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of  anticipated drilling activities at the Mt. Todd gold project, risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Amendment No. 1 to its Annual Report on Form 10-K as filed on April 5, 2012 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.